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                                                                    EXHIBIT 23.4



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report included in this Form 8-K of Republic Industries, Inc. dated February 27, 1997 into the previously filed Registration Statements and related prospectuses of Republic Industries, Inc. on Forms S-3 (Registration Nos. 33-61649, 33-62489, 33-63735, 33-65289,
333-01757, 333-04269, 333-08479, 333-18009 and 333-20667), Form S-4
(Registration No. 333-17915) and Forms S-8 (Registration Nos. 33-93742, 333-07623, 333-19453 and 333-20669).

McGLADREY & PULLEN, LLP

Anaheim, California,
  March 14, 1997